Exhibit D
JOINT FILING AGREEMENT
The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on this Schedule and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.
Date: August 19, 2010

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED JANUARY 31, 2002
By:	/s/ Janet Krampe Grube
	Name:	Janet Krampe Grube
	Title:	Trustee

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED MARCH 18, 2004
By:	/s/ Janet Krampe Grube
	Name:	Janet Krampe Grube
	Title:	Trustee

JANET KRAMPE GRUBE
/s/ Janet Krampe Grube